UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2006

Date of Report (Date of earliest event reported)

Avantogen Oncology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-55254-28	87-0438641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067

(Address of Principal Executive Offices) (Zip Code)

310-277-2077

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2006, registrant entered into an Amendment to Loan Agreement (the “Amendment”) with Chopin Opus One, L.P., a Cayman Islands limited partnership (“Chopin”), pursuant to which Chopin agreed to extend the maturity date of its $1 Million loan to registrant from December 31, 2006 until March 31, 2007. The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

10.1	Amendment to Loan Agreement dated December 12, 2006 between Avantogen Oncology, Inc. and Chopin Opus One, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantogen Oncology, Inc.

By:	/s/ Christopher Nowers
Christopher Nowers
Chief Executive Officer

Date: December 18, 2006

EXHIBIT INDEX

10.1	Amendment to Loan Agreement dated December 12, 2006 between Avantogen Oncology, Inc. and Chopin Opus One, L.P.